AMENDMENT AGREEMENT #5

THIS AMENDMENT AGREEMENT (the “Amendment Agreement #5”) is made the 21st day of October, 2024 (the “Effective Date”).

AMONG:

MK METAL TRADING MEXICO SA DE CV

Av. Ejercito Nacional Mexicano

No. 769, Torre B Piso 3 Oficina L02, Col. Granada, Mexico City,

11520 Mexico

(“Buyer”)

AND:

DynaResource de Mexico SA de CV.

Calle Cedro Number 303

Col. Alameda

Mazatlán, Sinaloa Mexico

CP 82123

52 (669) 991-4988

(“Seller”)

The Buyer and Seller together shall be known as the Parties

WITNESSES THAT WHEREAS:

A.
Buyer and Mineras de DynaResource, S.A. de C.V. (“Dyna”) entered into a Gold Concentrate Purchase Agreement dated 1 February 2021 with reference OPUK.SP90731 (the “Original Agreement”);
B.
On March 23, 2022, Dyna assigned its obligations to the Seller and Buyer consented to the assignment.
C.
The Parties amended the Original Agreement on August 1, 2023 and November 6, 2023 and June 13, 2024 and September 11, 2024, which together with the Original Agreement shall be known as the Agreement.
D.
The Buyer and Seller wish to further extend the contract and make other amendments to the commercial terms of the Agreement under this Amendment Agreement #5.

NOW THEREFORE in consideration of the following mutual promises hereunder and other good and valuable consideration (the receipt and sufficiency of which each party acknowledges), the parties covenant and agree as follows:

1.
Clause 8, Payment, subsection Credit Facility shall delete in its entirety the following paragraph

Buyer shall provide Seller a one time option to convert up to US$9 million of the Temporary Increase and the current Revolving Credit Facility into DynaResource Inc. equity at a conversion price of US$1.61 per share. For any amounts exercised over US$4 million, the

Concentrate Amendment Agreement/ Dyna / MK Metals Page 2

RCF Limit shall reduce on a dollar for dollar basis. The Seller may only exercise the option between November 1, 2024 and November 30, 2024. If the Seller exercises the option, the Buyer may not sell the resultant shares issued for 180 days unless there is a takeover bid accepted by the shareholders of DynaResource Inc.

2.
All other terms and conditions of the Agreement dated the 1st February 2021 and the subsequent amendments remain un-changed, save as expressly varied herein.

3.
Capitalized terms used in this Amendment Agreement #5 shall have the same meaning as in the Agreement unless herein stated otherwise.

4.
This Amendment Agreement #5 is effective as of the 21st day of October, 2024.

5.
This Amendment Agreement #5 shall be governed by and construed in accordance with the substantive laws of England and Wales, expressly excluding the United Nations Convention on Contracts for the International Sales of Goods of April 11, 1980 (CISG).

6.
Any notices, demands and requests which may or are required to be given under this Amendment Agreement #5 related to the Agreement will be in writing and will be sufficiently given if delivered personally or by facsimile to the respective addresses set out below, or any other addresses as the parties may from time to time advise by notice in writing. The date of receipt of any notice, demand or request will be deemed to be the actual date of delivery of the notice, demand or request.

To Seller:

DynaResource de Mexico SA de CV

Calle Cedro Number 303

Col. Alameda

Mazatlan, Sinaloa Mexico

CP 82123

Email: KDD@Dynaresource.com

Telephone: 52 (669) 991-4988

To Buyer:

MK METAL TRADING MEXICO SA DE CV

Av. Ejercito Nacional Mexicano

No. 769, Torre B Piso 3 Oficina L02, Col. Granada, Mexico City, 11520 Mexico

Email: brent.omland@oceanpartners.com

Telephone No.: +44 1628 644 060

Fax No.: +44 1628 644 070

7.
This Amendment Agreement #5 may be executed and delivered in separate counterparts and delivered by any party to the other parties by facsimile or electronic copy, each of which when so executed and delivered shall be deemed an original and all such counterparts shall together constitute one and the same agreement.

Concentrate Amendment Agreement/ Dyna / MK Metals Page 3

IN WITNESS WHEREOF this Amendment Agreement #3 has been executed by the parties hereto as of the Effective Date.

MK METAL TRADING MEXICO SA DE CV, by its authorized signatory: Per:_/s/ Brent Omland _____________________________ Brent Omland	DynaResource de Mexico, de CV by its authorized signatory: Per:_/s/ Rohan Hazelton Rohan Hazelton